                                                             Exhibit 12


                     McDonnell Douglas Corporation
           Computation of Ratio of Earnings to Fixed Charges
                    Six Months Ended June 30, 1996
                         (Dollars in Millions)






     Earnings
       Earnings before income taxes                        $609
       Add:  Interest expense                               124
             Interest factor in rents                        23
                                                           ----
                                                           $756
                                                           ====



     Fixed Charges
       Interest expense                                    $124
       Interest factor in rents                              23
                                                           ----
                                                           $147
                                                           ====



     Ratio of earnings to fixed charges                    5.1X
                                                           ====